Exhibit 99.1

Contacts:
Joseph Jones (Media)	Paul Krieg (Investors/Analysts)
jonesjo@dnb.com	kriegpa@dnb.com
973.921.5732	973.921.5158

D&B Announces Final Second Quarter 2008 Results,

Unchanged From Previously Announced Preliminary

Results; Declares Dividend

•	Diluted EPS Before Non-Core Gains and Charges Up 20%

•	GAAP Diluted EPS Up 3%; Due Primarily to the Resolution of a Legacy Tax Matter With the IRS in the Prior Year Second Quarter

•	Core and Total Revenue Up 10% Before the Effect of Foreign Exchange; Up 12% After the Effect of Foreign Exchange

•	Declares $0.30 Per Share Quarterly Cash Dividend

Short Hills, NJ – July 31, 2008 — D&B (NYSE: DNB), the leading provider of global business information, tools and commercial insight, today reported final results for the second quarter ended June 30, 2008. These results are unchanged from the preliminary second quarter 2008 results the Company announced on July 14, 2008, in conjunction with its Investor Day event.

Second Quarter 2008 Results

Diluted earnings per share before non-core gains and charges for the quarter ended June 30, 2008, were $1.15, up 20 percent from $0.96 in the prior year similar period. These results were primarily driven by operating income growth and additionally benefitted from the timing of tax benefits and share repurchases, partially offset by interest costs. On a GAAP basis, diluted earnings per share for the quarter ended June 30, 2008, were $1.51, up 3% from $1.46 in the prior year similar period, due primarily to the resolution of a legacy tax matter with the IRS in the 2007 second quarter, which resulted in a $0.52 per diluted share, net non-core gain.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core and total revenue for the second quarter of 2008 was $427.7 million, up 10 percent from the prior year similar period before the effect of foreign exchange (up 12 percent after the effect of foreign exchange).

Core and total revenue results for the second quarter of 2008 reflect the following by solution set:

•

Risk Management Solutions revenue of $281.0 million, up 7 percent before the effect of foreign exchange (up 9 percent after the effect of foreign exchange); Supply Management Solutions contributed approximately 1 point of Risk Management revenue growth during the second quarter of 2008, before the effect of foreign exchange;

•	Sales & Marketing Solutions revenue of $115.6 million, up 17 percent before the effect of foreign exchange (up 18 percent after the effect of foreign exchange); and

•	Internet Solutions revenue of $31.1 million, up 18 percent both before and after the effect of foreign exchange.

See attached Schedules 4 and 5 for additional detail.

Operating income before non-core gains and charges for the second quarter of 2008 was $107.2 million, up 13 percent from the prior year similar period. On a GAAP basis, operating income for the quarter was $106.0 million, up 18 percent from the prior year similar period. During the second quarter of 2008, the Company also incurred transition costs of $3.9 million compared with $3.1 million incurred in the prior year similar period.

Net income before non-core gains and charges for the second quarter of 2008 was $64.0 million, up 11 percent from the prior year similar period. On a GAAP basis, net income for the quarter was $84.2 million, down 4 percent from the prior year similar period.

See attached Schedule 3 for additional detail.

Free cash flow for the first six months of 2008, excluding the impact of legacy tax matters, was $211.6 million, up 5 percent from the first six months of 2007.

The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. Net cash provided by operating activities for the first six months of 2008, excluding the impact of legacy tax matters, was $245.1 million, up 4 percent from the first six months of 2007. On a GAAP basis, net cash provided by operating activities for the first six months of 2008 was $262.3 million, compared to $234.9 million in the prior year similar period.

See attached Schedule 4 for additional detail.

Share repurchases during the second quarter of 2008 under the Company’s discretionary repurchase program totaled $104.9 million, while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $20.0 million.

The Company ended the quarter with $245.5 million of cash and cash equivalents.

Second Quarter 2008 Segment Results

United States

Core and total revenue for the second quarter of 2008 was $319.3 million, up 10 percent from the prior year similar period. These results were primarily driven by continued strength in our core U.S. operation and additionally benefitted from some early renewals in Sales & Marketing as well as strong sales execution.

U.S. core and total revenue results for the second quarter of 2008 reflect the following:

•	Risk Management Solutions revenue of $196.1 million, up 5 percent; Supply Management Solutions contributed approximately 1 point of Risk Management revenue growth during the second quarter of 2008;

•	Sales & Marketing Solutions revenue of $93.8 million, up 17 percent; and

•	Internet Solutions revenue of $29.4 million, up 20 percent.

See attached Schedules 4 and 5 for additional detail.

Operating income for the second quarter of 2008 was $105.3 million, up 10 percent from the prior year similar period. The increase was primarily due to improved revenue in the U.S. segment, partially offset by higher selling expenses and higher costs associated with acquisitions and investments to enhance the Company’s strategic capabilities.

International

Core and total revenue for the second quarter of 2008 was $108.4 million, up 12 percent before the effect of foreign exchange (up 22 percent after the effect of foreign exchange) from the prior year similar period.

International core and total revenue results for the second quarter of 2008 reflect the following:

•

Risk Management Solutions revenue of $84.9 million, up 12 percent before the effect of foreign exchange (up 22 percent after the effect of foreign exchange); Supply Management Solutions did not have a meaningful contribution to Risk Management revenue growth during the second quarter of 2008;

•	Sales & Marketing Solutions revenue of $21.8 million, up 13 percent before the effect of foreign exchange (up 23 percent after the effect of foreign exchange); and

•	Internet Solutions revenue of $1.7 million, down 6 percent before the effect of foreign exchange (flat after the effect of foreign exchange).

See attached Schedules 4 and 5 for additional detail.

Operating income for the second quarter of 2008 was $25.5 million, up 18 percent from the prior year similar period. The increase was primarily due to improved revenue, lower costs as a result of our reengineering efforts and the net impact of foreign exchange.

Non-Core Gains and Charges

During the second quarter of 2008 and 2007, the Company recorded:

•	Net pre-tax, non-core charges of $8.6 million and $3.7 million, respectively; and

•	Net after-tax, non-core gains of $20.2 million and $29.9 million, respectively.

See attached Schedule 3 for additional explanations and details of these charges.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they are not a component of its ongoing income or expenses and may have a disproportionate positive or negative impact on the results of its ongoing underlying business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

Full Year 2008 Outlook Confirmed

D&B confirmed the following full year financial guidance for 2008:

•	Core revenue growth of 8 percent to 10 percent, before the effect of foreign exchange;

•	Operating income growth of 11 percent to 13 percent, or $501 million to $510 million, before non-core gains and charges;

•	Diluted EPS growth of 14 percent to 16 percent, or $5.19 to $5.29, before non-core gains and charges;

•	Free cash flow of $337 million to $352 million, excluding the impact of legacy tax matters; and

•	Tax rate of approximately 37 percent to 37.5 percent, before non-core gains and charges.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2007, filed February 25, 2008 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 3 attached to this press release.

Dividend Declared

D&B announced today that its Board of Directors has declared a quarterly cash dividend of $0.30 per share. The quarterly cash dividend is payable on September 15, 2008, to shareholders of record at the close of business on August 29, 2008.

**************

About D&B

D&B (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 167 years. D&B’s global commercial database contains more than 130 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; and D&B Internet Solutions to convert prospects into clients faster by enabling business professionals to research companies, executives and industries. For more information, please visit www.dnb.com.

Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Full Year 2008 Outlook Confirmed,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

•

D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic third party members in its Worldwide Network, and third parties with which it has outsourcing arrangements.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

•

D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•	D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof may impact its results of operations from period to period.

•

D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that we must pay to acquire, use, and/or redistribute data.

•	D&B’s ability to introduce new solutions or services in a seamless way and without disruption to existing solutions such as DNBi.

•

D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•

The continued adherence by third party members of our D&B Worldwide Network to our quality standards, our brand and communication standards and to the terms and conditions of our commercial services arrangements.

•	D&B’s future success requires that it attract and retain qualified personnel, including members of its sales force, in regions throughout the world.

•

The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the implementation of subscription plan pricing and successfully managing its D&B Worldwide Network, and its ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

•

D&B’s ability to successfully implement its Blueprint for Growth Strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•

D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

•

D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.

The Dun & Bradstreet Corporation	Schedule 1

Consolidated Statement of Operations (unaudited) - GAAP Results

	Quarter Ended June 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Year-To-Date June 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions, except per share data	2008	2007				2008	2007
Revenue:
U.S.	$319.3	$291.6	10%	0%	10%	$640.5	$594.1	8%	0%	8%
International	108.4	89.2	22%	10%	12%	201.9	165.7	22%	10%	12%

Core and Total Revenue	$427.7	$380.8	12%	2%	10%	$842.4	$759.8	11%	2%	9%

Operating Income (Loss):
U.S.	$105.3	$96.0	10%			$223.7	$205.1	9%
International (1)	25.5	21.6	18%			38.7	31.4	23%

Total Divisions	130.8	117.6	11%			262.4	236.5	11%
Corporate and Other (2)	(24.8)	(27.6)	10%			(56.1)	(62.1)	10%

Operating Income	106.0	90.0	18%			206.3	174.4	18%

Interest Income	3.7	1.6	N/M			6.1	3.0	N/M
Interest Expense	(13.2)	(6.5)	N/M			(22.6)	(12.9)	(75)%
Other Income (Expense) - Net (3)	(8.4)	1.7	N/M			(8.1)	7.6	N/M

Non-Operating Income (Expense) - Net	(17.9)	(3.2)	N/M			(24.6)	(2.3)	N/M

Income before Provision for Income Taxes	88.1	86.8	2%			181.7	172.1	6%
Provision for Income Taxes	3.7	1.2	N/M			37.5	34.3	(9)%
Minority Interest Income (Expense)	(0.6)	0.4	N/M			(0.5)	0.5	N/M
Equity in Net Income (Loss) of Affiliates	0.4	0.3	35%			0.6	0.4	39%

Income From Continuing Operations	84.2	86.3	(2)%			144.3	138.7	4%

Discontinued Operations:

Income from Discontinued Operations, Net of Income Taxes	—	1.3	N/M			0.7	1.6	(55)%

Gain on Disposal of Italian Real Estate business, No Income Tax Impact	—	—	N/M			0.4	—	N/M

Income from Discontinued Operations, Net of Income Taxes	—	1.3	N/M			1.1	1.6	(29)%

Net Income (4)	$84.2	$87.6	(4)%			$145.4	$140.3	4%

Basic Earnings Per Share of Common Stock:
Continuing Operations	$1.55	$1.47	5%			$2.61	$2.35	11%
Discontinued Operations	—	0.02	N/M			0.02	0.03	(33)%

Basic Earnings Per Share of Common Stock	$1.55	$1.49	4%			$2.63	$2.38	11%

Diluted Earnings Per Share of Common Stock:
Continuing Operations	$1.51	$1.44	5%			$2.56	$2.29	12%
Discontinued Operations	—	0.02	N/M			0.02	0.03	(33)%

Diluted Earnings Per Share of Common Stock (5)	$1.51	$1.46	3%			$2.58	$2.32	11%

Weighted Average Number of Shares Outstanding:
Basic	54.4	58.6	7%			55.2	59.0	6%

Diluted	55.6	60.2	8%			56.4	60.5	7%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2

Consolidated Statement of Operations (unaudited) - (On a Continuing Operations Basis) - Before Non-Core Gains and Charges

	Quarter Ended June 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Year-To-Date June 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions, except per share data	2008	2007				2008	2007
Revenue:
U.S.	$319.3	$291.6	10%	0%	10%	$640.5	$594.1	8%	0%	8%
International	108.4	89.2	22%	10%	12%	201.9	165.7	22%	10%	12%

Core and Total Revenue	$427.7	$380.8	12%	2%	10%	$842.4	$759.8	11%	2%	9%

Operating Income (Loss):
U.S.	$105.3	$96.0	10%			$223.7	$205.1	9%
International (1)	25.5	21.6	18%			38.7	32.2	20%

Total Divisions	130.8	117.6	11%			262.4	237.3	11%
Corporate and Other (2)	(23.6)	(22.7)	(4)%			(44.5)	(42.4)	(5)%

Operating Income	107.2	94.9	13%			217.9	194.9	12%

Interest Income	3.7	1.6	N/M			6.1	3.0	N/M
Interest Expense	(13.2)	(6.5)	N/M			(22.6)	(12.9)	(75)%
Other Income (Expense) - Net (3)	(1.0)	0.5	N/M			(1.1)	0.1	N/M

Non-Operating Income (Expense) - Net	(10.5)	(4.4)	N/M			(17.6)	(9.8)	(79)%

Income before Provision for Income Taxes	96.7	90.5	7%			200.3	185.1	8%
Provision for Income Taxes	32.5	33.5	3%			71.1	69.0	(3)%
Minority Interest Income (Expense)	(0.6)	0.4	N/M			(0.5)	0.5	N/M
Equity in Net Income (Loss) of Affiliates	0.4	0.3	35%			0.6	0.4	39%

Net Income (4)	$64.0	$57.7	11%			$129.3	$117.0	11%

Basic Earnings Per Share of Common Stock	$1.18	$0.99	19%			$2.34	$1.98	18%

Diluted Earnings Per Share of Common Stock (5)	$1.15	$0.96	20%			$2.29	$1.93	19%

Weighted Average Number of Shares Outstanding:
Basic	54.4	58.6	7%			55.2	59.0	6%

Diluted	55.6	60.2	8%			56.4	60.5	7%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules) for a definition of Non-GAAP measures and a reconciliation of non-core gains and charges.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 3

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1)	The following table reconciles International Operating Income included in Schedule 1 and Schedule 2:

	Quarter Ended June 30,		% Change Fav/(Unfav)	Year-to-Date June 30,		% Change Fav/(Unfav)
Amounts in millions	2008	2007		2008	2007
International Operating Income - GAAP Results (Schedule 1)	$25.5	$21.6	18%	$38.7	$31.4	23%
Settlement of International Payroll Tax Matter Related to a Divested Entity	—	—	N/M	—	(0.8)	N/M

International Operating Income - Before Non-Core Gains and Charges (Schedule 2)	$25.5	$21.6	18%	$38.7	$32.2	20%

(2) The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended June 30,		% Change Fav/(Unfav)	Year-to-Date June 30,		% Change Fav/(Unfav)
Amounts in millions	2008	2007		2008	2007
Corporate and Other - GAAP Results (Schedule 1)	$(24.8)	$(27.6)	10%	$(56.1)	$(62.1)	10%
Restructuring Charges	(1.2)	(4.9)	76%	(11.6)	(19.7)	41%

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(23.6)	$(22.7)	(4)%	$(44.5)	$(42.4)	(5)%

(3) The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended June 30,		% Change Fav/(Unfav)	Year-to-Date June 30,		% Change Fav/(Unfav)
Amounts in millions	2008	2007		2008	2007
Other Income (Expense)-Net - GAAP Results (Schedule 1)	$(8.4)	$1.7	N/M	$(8.1)	$7.6	N/M
Effect of Legacy Tax Matters	0.3	0.4	(25)%	0.7	0.9	(22)%
Legacy Tax Matter related to the settlement of 2003 tax year	(7.7)	—	N/M	(7.7)	—	N/M
Gain Associated with Huaxia/D&B China Joint Venture	—	—	N/M	—	5.8	N/M
Net Gain (Loss) on the Sale of Other Investments	—	0.8	N/M	—	0.8	N/M

Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$(1.0)	$0.5	N/M	$(1.1)	$0.1	N/M

The Dun & Bradstreet Corporation	Schedule 3

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(4)	The following table reconciles Net Income included in Schedule 1 and Schedule 2:

	Quarter Ended June 30,			Year-to-Date June 30,
Amounts in millions	2008	2007	% Change Fav/(Unfav)	2008	2007	% Change Fav/(Unfav)
Net Income - GAAP Results (Schedule 1)	$84.2	$87.6	(4)%	$145.4	$140.3	4%

Restructuring Charges	(1.2)	(3.1)	61%	(7.7)	(12.3)	37%
Gain Associated with Huaxia/D&B China Joint Venture	—	—	N/M	—	2.9	N/M
Settlement of International Payroll Tax Matter Related to a Divested Entity	—	—	N/M	—	(0.6)	N/M
Net Gain (Loss) on the Sale of Other Investments	—	0.5	N/M	—	0.5	N/M
Tax Reserve true-up for the Settlement of 1997-2002 tax years, primarily related to the “Amortization and Royalty Expense Deductions/Royalty Income 1997-2007” transactions	—	31.2	N/M	—	31.2	N/M
Tax Reserve true-up for the Settlement of 2003 tax year, related to the “Amortization and Royalty Expense Deductions” transaction	7.7	—	N/M	7.7	—	N/M
Favorable resolution of Global Tax Audits related to the Liquidation of Dormant International Corporations	13.7	—	N/M	13.7	—	N/M
Interest on IRS Deposit	—	—	N/M	1.3	—	N/M
Income from Discontinued Operations, Net of Income Taxes	—	1.3	N/M	0.7	1.6	(56)%
Gain on Disposal of Italian Real Estate business	—	—	N/M	0.4	—	N/M

Net Income - (On a Continuing Operations Basis) - Before Non-Core Gains and Charges (Schedule 2)	$64.0	$57.7	11%	$129.3	$117.0	11%

(5) The following table reconciles Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Quarter Ended June 30,			Year-to-Date June 30,
	2008	2007	% Change Fav/(Unfav)	2008	2007	% Change Fav/(Unfav)
Diluted EPS - GAAP Results (Schedule 1)	$1.51	$1.46	3%	$2.58	$2.32	11%

Restructuring Charges	(0.03)	(0.05)	40%	(0.14)	(0.21)	33%
Gain Associated with Huaxia/D&B China Joint Venture	—	—	N/M	—	0.05	N/M
Settlement of International Payroll Tax Matter Related to a Divested Entity	—	—	N/M	—	(0.01)	N/M
Net Gain (Loss) on the Sale of Other Investments	—	0.01	N/M	—	0.01	N/M
Tax Reserve true-up for the Settlement of 1997-2002 tax years, primarily related to the “Amortization and Royalty Expense Deductions/Royalty Income 1997-2007” transactions	—	0.52	N/M	—	0.52	N/M
Tax Reserve true-up for the Settlement of 2003 tax year, related to the “Amortization and Royalty Expense Deductions” transaction	0.14	—	N/M	0.14	—	N/M
Favorable resolution of Global Tax Audits related to the Liquidation of Dormant International Corporations	0.25	—	N/M	0.25	—	N/M
Interest on IRS Deposit	—	—	N/M	0.02	—	N/M
Income from Discontinued Operations, Net of Income Taxes	—	0.02	N/M	0.02	0.03	(33)%

Diluted EPS - (On a Continuing Operations Basis) - Before Non-Core Gains and Charges (Schedule 2)	$1.15	$0.96	20%	$2.29	$1.93	19%

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*	For 2008, our non-GAAP measures reflect results on a “Continuing Operations” basis.
*	Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition.
*	Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions.”
*	Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges).”
*	Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow.”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4

Supplemental GAAP Financial Data (unaudited)

	Quarter Ended June 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	Year-to-Date June 30,		AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Amounts in millions	2008	2007				2008	2007
Geographic and Customer Solution Set Revenue:
U.S.:
Risk Management Solutions [1]	196.1	187.0	5%	0%	5%	396.5	377.0	5%	0%	5%
Sales & Marketing Solutions	93.8	80.0	17%	0%	17%	185.8	169.6	10%	0%	10%
Internet Solutions	29.4	24.6	20%	0%	20%	58.2	47.5	23%	0%	23%

Core and Total U.S.	319.3	291.6	10%	0%	10%	640.5	594.1	8%	0%	8%

International:
Risk Management Solutions [1]	84.9	69.8	22%	10%	12%	158.8	130.3	22%	10%	12%
Sales & Marketing Solutions	21.8	17.7	23%	10%	13%	39.5	31.9	24%	10%	14%
Internet Solutions	1.7	1.7	0%	6%	(6)%	3.6	3.5	4%	6%	(2)%

Core and Total International	108.4	89.2	22%	10%	12%	201.9	165.7	22%	10%	12%

Total Corporation:
Risk Management Solutions [1]	281.0	256.8	9%	2%	7%	555.3	507.3	9%	2%	7%
Sales & Marketing Solutions	115.6	97.7	18%	1%	17%	225.3	201.5	12%	2%	10%
Internet Solutions	31.1	26.3	18%	0%	18%	61.8	51.0	21%	0%	21%

Core and Total Revenue	$427.7	$380.8	12%	2%	10%	$842.4	$759.8	11%	2%	9%

Operating Costs:
Operating Expenses	$122.1	$108.4	(13)%			$245.9	$215.8	(14)%
Selling and Administrative Expenses	184.5	167.6	(10)%			351.3	330.9	(6)%
Depreciation and Amortization	13.9	9.9	(42)%			27.3	19.0	(44)%
Restructuring Expense	1.2	4.9	75%			11.6	19.7	41%

Total Operating Costs	$321.7	$290.8	(11)%			$636.1	$585.4	(9)%

Capital Expenditures	$3.2	$2.6	(23)%			$5.5	$9.1	40%

Additions to Computer Software & Other Intangibles	$12.9	$15.2	15%			$28.0	$23.5	(19)%

Notes:

1	On January 1, 2008, we began managing our Supply Management Solutions set as part of our Risk Management Solutions and have reclassified our historical financial results to reflect this change.

Risk Management Solutions without Supply Management Solutions:

	Quarter Ended June 30, 2008			Year-To-Date June 30, 2008
	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
U.S.	4%	0%	4%	4%	0%	4%
International	22%	10%	12%	22%	10%	12%
Total Corporation	9%	3%	6%	9%	3%	6%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4

Supplemental GAAP Financial Data (unaudited)

	Quarter Ended
Amounts in millions	June 30, 2008	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007	Jun 30, 2007	Mar 31, 2007
Net Debt Position:
Cash and Cash Equivalents	$245.5	$215.7	$175.8	$156.1	$145.4	$130.7
Short-Term Debt	—	—	—	—	(0.1)	(0.1)
Long-Term Debt	(825.6)	(790.0)	(724.8)	(546.2)	(475.8)	(484.1)

Net Debt	$(580.1)	$(574.3)	$(549.0)	$(390.1)	$(330.5)	$(353.5)

	Year-To-Date
Amounts in millions	June 30, 2008	Jun 30, 2007	% Change Fav/(Unfav)
Free Cash Flow:
Net Cash Provided By Operating Activities from Continuing Operations (GAAP Results)	$262.3	$234.9	12%
Less:
Capital Expenditures (GAAP Results)	5.5	9.1	40%
Additions to Computer Software & Other Intangibles (GAAP Results)	28.0	23.5	(19)%

Free Cash Flow	228.8	202.3	13%
Legacy Tax Matters (Refund) Payment	(17.2)	—	N/M

Free Cash Flow Excluding Legacy Tax Matters	$211.6	$202.3	5%

	Year-To-Date
Amounts in millions	June 30, 2008	Jun 30, 2007	% Change Fav/(Unfav)
Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities from Continuing Operations (GAAP Results)	$262.3	$234.9	12%
Legacy Tax Matters (Refund) Payment	(17.2)	—	N/M

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$245.1	$234.9	4%

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 5

GAAP Revenue Reconciliation and Detail (unaudited)

	Quarter Ended June 30, 2008 vs. 2007							Year-to-Date June 30, 2008 vs. 2007
				Traditional/VAPs as a							Traditional/VAPs as a
	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	% of Total Customer Solution Sets/Total				AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	% of Total Customer Solution Sets/Total
				2008		2007					2008		2007
				% Product Line/Total		% Product Line/Total					% Product Line/Total		% Product Line/Total
Revenue:
U.S.:
Risk Management Solutions:
Traditional	4%	0%	4%	73%	45%	74%	47%	3%	0%	3%	73%	45%	74%	47%
VAPs	3%	0%	3%	21%	13%	21%	14%	6%	0%	6%	21%	13%	21%	13%
Supply Management Solutions	26%	0%	26%	6%	4%	5%	3%	31%	0%	31%	6%	4%	5%	3%
Total Risk Management Solutions [1]	5%	0%	5%		62%		64%	5%	0%	5%		62%		63%
Sales & Marketing Solutions:
Traditional	6%	0%	6%	38%	11%	41%	11%	2%	0%	2%	39%	11%	42%	12%
VAPs	25%	0%	25%	62%	18%	59%	16%	15%	0%	15%	61%	18%	58%	16%
Total Sales & Marketing Solutions	17%	0%	17%		29%		27%	10%	0%	10%		29%		28%
Internet Solutions	20%	0%	20%		9%		9%	23%	0%	23%		9%		9%

Core and Total U.S. Revenue	10%	0%	10%					8%	0%	8%

International:
Risk Management Solutions:
Traditional	23%	11%	12%	81%	64%	81%	63%	21%	10%	11%	81%	64%	82%	65%
VAPs	17%	6%	11%	17%	14%	18%	14%	26%	8%	18%	17%	13%	17%	13%
Supply Management Solutions	41%	15%	26%	2%	1%	1%	1%	36%	14%	22%	2%	1%	1%	1%
Total Risk Management Solutions [1]	22%	10%	12%		79%		78%	22%	10%	12%		78%		79%
Sales & Marketing Solutions:
Traditional	(23)%	3%	(26)%	34%	7%	55%	11%	5%	6%	(1)%	45%	9%	52%	10%
VAPs	80%	19%	61%	66%	13%	45%	9%	45%	14%	31%	55%	11%	48%	9%
Total Sales & Marketing Solutions	23%	10%	13%		20%		20%	24%	10%	14%		20%		19%
Internet Solutions	(2)%	4%	(6)%		1%		2%	4%	6%	(2)%		2%		2%

Core and Total International Revenue	22%	10%	12%					22%	10%	12%

Total Corporation:
Risk Management Solutions:
Traditional	9%	3%	6%	76%	50%	76%	51%	8%	3%	5%	75%	50%	76%	51%
VAPs	7%	2%	5%	20%	13%	20%	14%	10%	2%	8%	20%	13%	20%	13%
Supply Management Solutions	27%	1%	26%	4%	3%	4%	2%	32%	1%	31%	5%	3%	4%	3%
Total Risk Management Solutions [1]	9%	2%	7%		66%		67%	9%	2%	7%		66%		67%
Sales & Marketing Solutions:
Traditional	(1)%	0%	(1)%	37%	10%	44%	11%	3%	1%	2%	40%	11%	43%	11%
VAPs	33%	3%	30%	63%	17%	56%	15%	19%	2%	17%	60%	16%	57%	15%
Total Sales & Marketing Solutions	18%	1%	17%		27%		26%	12%	2%	10%		27%		26%
Internet Solutions	18%	0%	18%		7%		7%	21%	0%	21%		7%		7%

Core and Total Revenue	12%	2%	10%					11%	2%	9%

Notes:

1	On January 1, 2008, we began managing our Supply Management Solutions set as part of our Risk Management Solutions and have reclassified our historical financial results to reflect this change.

Risk Management Solutions without Supply Management Solutions:

	Quarter Ended June 30, 2008			Year-To-Date June 30, 2008
U.S.	4%	0%	4%	4%	0%	4%
International	22%	10%	12%	22%	10%	12%
Total Corporation	9%	3%	6%	9%	3%	6%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.